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                                                                       EXHIBIT 5


                           [Letterhead of Alcan Inc.]



                                                                 October 2, 2003



Securities and Exchange Commission,
450 Fifth Street, N.W.,
Washington, D.C. 20549.


            Re:  Registration Statement on Form S-4

Ladies and Gentlemen:


            I have acted as counsel for Alcan Inc., a Canadian corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of up to 38,413,739 Common Shares (the "Common Shares"), without nominal or par value of the Company, as contemplated in the Company's Registration Statement on Form S-4 being filed on the date hereof with the Securities and Exchange Commission (the "Commission") under the Act (the "Registration Statement"). I hereby consent to the use of this opinion in the Registration Statement and to the references on pages 116 and 120 of the prospectus forming a part of the Registration Statement and under the headings "Validity of the Securities" and "Service of Process and Enforceability of Civil Liabilities Under U.S. Securities Laws." In giving such consent I do not thereby admit that I am in the category of persons whose consent is required under
Section 7 of the Act.


            In reaching the conclusions expressed in this opinion, I have examined such certificates of public officials and of corporate officers and directors and such other documents and matters as I have deemed necessary or appropriate, relied upon the accuracy of facts and information set forth in all such documents, and assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as copies, and the authenticity of the originals from which all such copies were made.


            Based on the foregoing, I am of the opinion that the Common Shares, upon due authorization by the Board of Directors of the Company, due execution by proper officers of the Company and delivery thereof against payment of the purchase price thereof, will be legally issued, fully paid and non-assessable.


            The foregoing opinion is limited to matters involving the laws of Canada and the Province of Quebec.

                                    Very truly yours,


                                    /s/ Roy Millington
                                        -------------------
                                        Roy Millington
                                        Corporate Secretary